TWELFTH AMENDMENT TO CREDIT AGREEMENT
AND LOAN DOCUMENTS

             THIS TWELFTH AMENDMENT TO CREDIT AGREEMENT AND LOAN DOCUMENTS dated as of June 30, 2001 (this “Amendment”), is among Alternative Resources Corporation, a Delaware corporation (“Borrower”), the undersigned Lenders and American National Bank and Trust Company of Chicago, as Agent (“Agent”) and as a Lender.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined).

W I T N E S S E T H:

             WHEREAS, the Borrower, the Agent and the Lenders entered into that certain Credit Agreement dated as of November 7, 1997, as amended by that certain Eleventh Amendment to Credit Agreement dated as of May 18, 2001 by and among Borrower, Agent and Lenders, and certain mesne amendments thereof (as so amended and as the same may hereafter be amended, modified, restated or otherwise supplemented from time to time, the “Credit Agreement”);

             WHEREAS, a Default has occurred and is continuing under the Credit Agreement as a result of Borrower’s failure to comply with its Minimum EBITDA covenant set forth in Section 6.24 of the Credit Agreement for the measurement period ended May 31, 2001 (the “Existing Default”); and

             WHEREAS, the Borrower, Agent and the Lenders wish to make certain amendments to the Credit Agreement;

             NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Recitals set forth above (which are incorporated herein by this reference thereto) and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, each of the undersigned agrees as follows:

1.          Certain Amendments to Credit Agreement.  The parties hereto desire to amend the Credit Agreement in order to, among other things, (i) extend the Facility Termination Date such that the Loans shall mature on January 1, 2002, (ii) extend and set certain financial performance covenants, (iii) waive the Existing Default, and (iv) reduce the Commitment and the Aggregate Commitment, with concurrent adjustment to each Lender’s pro rata share of the Loans.  Accordingly, the parties agree, subject to the terms and conditions set forth herein, to amend the Credit Agreement as set forth below.

(a)         Article I of the Credit Agreement is hereby amended by deleting the defined terms indicated below in their entirety and substituting the definitions set forth below in lieu thereof, such that such defined terms as so amended shall now read as follows:

“Aggregate Commitment” means $42,000,000, as reduced from time to time pursuant to the terms hereof.

“Commitment” means, for each Lender, the obligation of such Lender to make Revolving Loans not exceeding the amount set forth opposite its name set forth below or as set forth in any Notice of Assignment entered into pursuant to Section 12.3.2, as such amount may be modified from time to time and not exceeding $38,500,000 in the aggregate:

Lender	Commitment
American National Bank	$11,550,000
Harris Trust & Savings Bank	$7,700,000
Mellon Bank	$7,700,000
Fleet National Bank	$5,775,000
National City Bank	$5,775,000

“Facility Termination Date” means January 1, 2002 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

“Permitted Overadvance” means, $1,700,000 for the period commencing as of the Twelfth Amendment Effective Date through July 30, 2001; $1,500,000 for the period commencing as of July 31, 2001 through November 29, 2001;  $1,000,000 for the period commencing as of November 30, 2001 through December 30, 2001; and zero (-0-) at all times thereafter.”

(b)        Article I of the Credit Agreement is hereby further amended by adding the following new defined terms thereto in their appropriate alphabetic order:

“Twelfth Amendment Effective Date” means the date on which all conditions precedent to the effectiveness of that certain Twelfth Amendment to Credit Agreement and Loan Documents dated as of June 30, 2001 are either fully satisfied or waived in accordance with the terms thereof.

(d)        Section 6.24.4 of the Credit Agreement shall be amended by adding the following new periods and Consolidated EBITDA amounts under the columns bearing those headings in said section:

“For the period commencing 7/1/01 and ending:	Consolidated EBITDA shall not be less than:

July 31, 2001	$450,000
August 31, 2001	$1,250,000
September 30, 2001	$1,550,000
October 31, 2001	$2,200,000
November 31, 2001	$2,600,000
December 31, 2001	$3,100,000	"

(e)         Section 6.16 of the Credit Agreement shall be amended by adding the following new periods and Capex Amounts under the columns bearing those headings in said section:

“For the period commencing 7/1/01 and ending:	Capital Expenditures shall not exceed

July 31, 2001	$200,000
August 31, 2001	$400,000
September 30, 2001	$600,000
October 31, 2001	$800,000
November 31, 2001	$1,000,000
December 31, 2001	$1,200,000	"

(d)        Section 8.2 of the Credit Agreement shall be amended by adding the following new subsection (vi) at the end thereof:

                           “(vi)     increase the Permitted Overadvance.”

2.          Tax Refunds.  Borrower hereby agrees as follows:

(a)         Borrower shall file its 1998 and 2000 state income tax returns and/or amendments as soon as practicable but in no event later than July 10, 2001 and shall exercise its best efforts to expedite the processing and obtaining of the Tax Refunds on or before October 31, 2001.

(b)        Borrower’s failure to strictly comply with the provisions of this Section 2 shall constitute an immediate Default under the Credit Agreement.

3.          Additional Representations, Warranties and Covenants.

             (a) In order to induce Agent and the Lenders to execute and deliver this Amendment, Borrower hereby represents to the Lenders that as of the date hereof, the representations and warranties set forth in Article 5 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 5.4 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Lenders) and the Borrower is in compliance with all of the terms and conditions of the Credit Agreement and, except for the Existing Default, no Unmatured Default or Default (except for the projected non-compliance of Borrower with the minimum EBITDA Covenant for the measurement period ending June 30, 2001, as previously disclosed to Lenders) has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

             (b) Borrower and each Guarantor by its execution of the Reaffirmation and Consent attached hereto represents and warrants to Agent and Lenders that the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of each such Person and that this Amendment has been duly executed and delivered by each such Person.

4.          Release.

             In consideration for the agreement of the Agent and the Lenders to this Amendment, Borrower hereby releases and forever discharges Agent, each Lender, each of their parent corporations, affiliated corporations, subsidiary corporations, predecessor corporations and successor corporations, and the past and present officers, directors, agents, assigns, subrogees, servants, employees, financial advisors and attorneys of each of them from any and all claims, actions, causes of action, choses in action and suits of every kind and nature whatsoever, whether at law or in equity, under any facts or legal theory that Borrower ever had, now has, or hereafter can, shall or may have, in any way related to, arising out of or based upon this Agreement, the Credit Agreement or any Loan Document, except for any such claims arising out of Agent’s or any Lender’s future willful breach of this Agreement.

5.          Reaffirmation of Liens and Security Interests.

             The other Loan Documents, including specifically but without limitation each of the Collateral Documents, are each hereby amended to secure the Obligations as evidenced by the Credit Agreement and the other Loan Documents, each as amended hereby.

6.          Waiver of Existing Default.  Effective as of the Twelfth Amendment Effective Date, in reliance upon the representations and warranties of Borrower set forth in the Credit Agreement and in this Amendment, Agent and Lenders hereby waive the Existing Default.  The foregoing is a limited, one time waiver and the execution and delivery of this Amendment does not constitute a waiver by Agent or any Lender of any other Default or Unmatured Default now or hereafter existing, or any other term or provision of the Loan Documents.  This Waiver does not (i) constitute a waiver of any term or provision of the Loan Documents, except as expressly set forth above, or (ii) except as expressly provided herein with respect to the Existing Default, constitute a waiver by Lender of any of its other rights or remedies under the Loan Documents (all such rights and remedies being expressly reserved), or (iii) establish a custom or a course of dealing or conduct between Agent, any Lender and Borrower.

7.          Conditions Precedent.  This effectiveness of this Amendment shall be subject to the satisfaction of all of the following conditions precedent or concurrent (unless waived by Agent in writing):

             (a) Certain Documents.  Borrower shall have delivered to Agent all of the following, each duly executed and dated as of the date hereof and in form and substance acceptable to Agent:

(1)         Amendment.  Fully and duly executed counterparts of this Amendment in sufficient quantities to provide each party with an original of such counterpart, together with such other agreements, documents and instruments as reasonably required by Agent, duly executed by the respective parties thereto.

(2)         [Intentionally Omitted].

(3)         Resolutions and Corporate Documents.  If requested by Agent,  copy, duly certified by the secretary or an assistant secretary of Borrower, of (i) resolutions of Borrower's Board of Directors authorizing or ratifying the execution and delivery of this Amendment and authorizing the borrowings under the Credit Agreement as amended hereby, (ii) all documents evidencing other necessary corporate action, and (iii) all approvals or consents, if any, with respect to this Amendment.

(4)         Incumbency Certificate.  If requested by Agent, a certificate of the secretary or an assistant secretary of Borrower certifying the names of Borrower's officers authorized to sign this Amendment and all other documents or certificates to be delivered hereunder, together with the true signatures of such officers.

(5)         Additional Documents/Actions.  Such other documents as the Agent may reasonably require and all proceedings taken in connection with the transactions contemplated by this Amendment, and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel.

             (b)        No Default.  After giving effect to this Amendment and the waivers contained herein, no Unmatured Default or Default  (except for the projected non-compliance of Borrower with the minimum EBITDA Covenant for the measurement period ending June 30, 2001, as aforesaid) shall have occurred and be continuing or will result from the execution and delivery of, or the performance by Borrower of any of its obligations under this Amendment.

             (c)         Guarantors Consent.  The Guarantors shall have consented hereto in the Consent and Reaffirmation attached hereto for such purpose below.

             (d)        Fees.  In consideration of, among other things, Lenders’ execution and delivery of this Amendment, Borrower shall pay to Agent for the ratable benefit of the Lenders a non-refundable extension fee in the amount of $210,000 representing 0.5% of the Aggregate Commitment as amended hereby (the “Extension and Modification Fee”), which Extension and Modification fee shall be fully earned upon execution of this Amendment by the parties hereto and shall be due and payable as follows:  $63,000 shall be due and payable in cash, in full immediately upon execution and delivery of this Amendment; $105,000 shall be due and payable in cash, in full upon the earliest to occur of (i) November 15, 2001, (ii) the occurrence of an Event of Default and acceleration of the Obligations, or (iii) the repayment in full of the Obligations (whether by a refinancing thereof or otherwise); and $42,000 shall be due and payable in cash, in full upon the earliest to occur of (i) December 31, 2001, (ii) the occurrence of an Event of Default and acceleration of the Obligations, or (iii) the repayment in full of the Obligations (whether by a refinancing thereof or otherwise).

8.          Miscellaneous.

             (a)         This Amendment shall become effective upon the execution and delivery hereof to the Agent by the Borrower and the Lenders and the satisfaction of the conditions precedent set forth in Section 8 hereof.

             (b)         Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms.  Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, any Guaranty, any Collateral Documents, the Notes, any other Loan Document or any communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such to the Credit Agreement being sufficient to refer to the same as amended hereby.

             (c)         The Borrower agrees to pay on demand (i) all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of Katten Muchin Zavis, counsel for the Agent, such payment to be made no later than 30 days following receipt of an invoice showing in reasonable detail and description the amounts therefor and (ii) the reasonable fees and expenses of Policano & Manzo, LLC no later than 10 days following receipt of an invoice showing in reasonable detail and description the amounts therefor.

             (d)         This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement.  Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.  This Amendment shall be governed by the internal laws of the State of Illinois.

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IN WITNESS WHEREOF, this Twelfth Amendment to Credit Agreement and Loan Documents has been duly executed by each of the undersigned as of the day and year first set forth above.

ALTERNATIVE RESOURCES CORPORATION, a Delaware
corporation

By:

Name:

Its:

AMERICAN NATIONAL BANK AND TRUST
COMPANY OF CHICAGO, as Agent and
individually as a Lender

By:

Name:

Its:

MELLON BANK, N.A., as a Lender

By:

Name:

Its:

HARRIS TRUST AND SAVINGS BANK, as a Lender

By:

Name:

Its:

FLEET NATIONAL BANK, as a Lender

By:

Name:

Its:

NATIONAL CITY BANK, as a Lender

By:

Name:

Its:

GUARANTORS’ REAFFIRMATION AND CONSENT

             The Undersigned have each heretofore executed and delivered to the Agent (defined below) and the Lenders a Guaranty in connection with the obligations and liabilities of Alternative Resources Corporation, a Delaware corporation (“Borrower”) arising in connection with that certain Credit Agreement by and among American National Bank and Trust Company of Chicago, as agent (“Agent”), and as the other Lenders a party thereto.  Each of the Undersigned hereby acknowledges that it has received and has read the Twelfth Amendment to Credit Agreement and Loan Documents dated as of June 30, 2001, consents thereto and to the transactions contemplated thereunder and confirms that its Guaranty and all of the Undersigned’s obligations thereunder remain in full force and effect in accordance with its terms.

ARC SOLUTIONS, INC. (formerly known as CGI Systems, Inc.)

By:

Name:

Its:

ARC SERVICE, INC.

By:

Name:

Its:

WRITERS, INC.

By:

Name:

Its:

ARC MIDHOLDING, INC.
(formerly known as CGI Corp.)

By:

Name:

Its: